UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2014

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

Effective March 25, 2014, Margaret Sakai resigned as Executive Vice President and Chief Financial Officer of MagnaChip Semiconductor Corporation (the “Company”), and from all other officer and director positions with the Company and its subsidiaries. In connection with such resignation, the Company and Ms. Sakai are currently negotiating the terms of her separation from MagnaChip’s Korean subsidiary, which the Company expects will be memorialized in a mutually acceptable separation agreement.

Effective March 25, 2014, the Board of Directors of the Company appointed Jonathan W. Kim as Interim Chief Financial Officer and principal financial officer of the Company. On March 9, 2014, Jonathan W. Kim, age 39, was appointed as Senior Vice President, Chief Accounting Officer and the principal accounting officer of the Company, which titles and duties are unaffected by his appointment as Interim CFO. Mr. Kim’s compensation arrangements with the Company remain unchanged. Prior to joining the Company, Mr. Kim served since July 2010 as the Chief Financial Officer of Startforce, Inc., a VC backed desktop virtualization company, which was acquired in February 2011 by Zero Desktop, Inc., a Silicon Valley based global provider of next generation cloud operating system, cloud service brokerage and Android platform extender solutions for telecoms, service providers, OEMs and ISVs, where Mr. Kim continued to serve as the Chief Financial Officer. Mr. Kim also served since September 2009 as the Chief Financial Officer and Principal of Booga Ventures, a Silicon Valley based private investment and advisory firm. Prior to that time, from January 2000 to September 2009, Mr. Kim served as an Audit Senior Manager with Deloitte & Touche in San Jose, California and Deloitte Anjin in Seoul, South Korea. Mr. Kim holds a B.A. degree in Business Administration from the University of Washington.

Item 8.01.	Other Events.

On March 28, 2014, the Company issued a press release announcing the management changes described under Item 5.02 of this Current Report and the postponement of a previously scheduled investor conference. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

Information in this current report regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about any separation arrangements with its former chief financial officer, the expected timing of completion of the Company’s internal review and restatement, and the scope, findings and assessments of its ongoing internal review, are based upon information available to the Company as of the date of this report, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in the Company’s filings with the SEC, including our Form 10-K filed on February 22, 2013 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release for MagnaChip Semiconductor Corporation dated March 28, 2014, announcing certain management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: March 28, 2014	By:	/s/ Theodore Kim
Theodore Kim
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release for MagnaChip Semiconductor Corporation dated March 28, 2014, announcing certain management changes.